Exhibit 10.4

SUPERMEDIA INC.

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

<<Full Name>>

Grantee

Date of Award:	March 12, 2010
Number of Shares:	1,843
General Vesting Schedule/Restricted Period:	100% vested on December 31, 2010

AWARD OF RESTRICTED STOCK

1.                                      GRANT OF RESTRICTED STOCK AWARD.  SuperMedia Inc., a Delaware corporation (the “Company”), pursuant to the SuperMedia Inc. 2009 Long-Term Incentive Plan (the “Plan”), hereby awards to you, the above-named Grantee, effective as of the Date of Award set forth above (the “Date of Award”), that number of shares (the “Shares”) of the Company’s Stock, set forth above as Restricted Stock on the following terms and conditions:

During the Restricted Period, the Shares of Restricted Stock will be evidenced by entries in the stock register of the Company reflecting that such Shares of Restricted Stock have been issued in your name.  For purposes of this Agreement, the term “Restricted Period” means the period designated by the Committee during which the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered.

The Shares that are awarded hereby to you as Restricted Stock shall be subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of such Shares and the obligation to forfeit and surrender such Shares to the Company (the “Forfeiture Restrictions”).  The Restricted Period and all Forfeiture Restrictions on the Restricted Stock covered hereby shall lapse as to those Shares when the Shares become vested and you meet all other terms and conditions of this Agreement.

2.                                      TERMINATION OF MEMBERSHIP/CHANGE IN CONTROL.  The following provisions will apply in the event you cease to be a member of the Board of Directors of the Company (the “Board”), or a Change in Control of the Company occurs, before December 31, 2010 (the “Vesting Date”) under the Agreement:

2.1           Termination Generally.  Except as specified in Section 2.2 below, if you cease to be a member of the Board before the Vesting Date, the Forfeiture Restrictions then applicable to the Shares of Restricted Stock not lapse and the number of Shares of Restricted Stock then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date you cease to be a member of the Board.

2.2           Change in Control.  If a Change in Control of the Company occurs on or before the Vesting Date while you are an active member of the Board, then all remaining Forfeiture Restrictions shall immediately lapse on the effective date of the Change in Control of the Company.

3.                                      NONTRANSFERABILITY.  Notwithstanding anything in this Agreement to the contrary and except as specified below, the Shares of Restricted Stock awarded to you under this Agreement shall not be transferable or assignable by you other than by will or the laws of descent and distribution to the extent then subject to Forfeiture Restrictions.  You may transfer the Shares to (a) a member or members of your immediate family, (b) to a revocable living trust established exclusively for you or you and your spouse, (c) a trust under which your immediate family members are the only beneficiaries or (d) a partnership of which your immediate family members are the only partners.  For this purpose, “immediate family” means your spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

The terms applicable to the assigned Shares shall be the same as those in effect for the Shares immediately prior to such assignment and shall be set forth in such documents to be executed by the assignee as the Committee may deem appropriate.  You may also designate one or more persons as the beneficiary or beneficiaries of your Shares of Restricted Stock under the Plan, and those Shares shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon your death while holding those Shares. Such beneficiary or beneficiaries shall take the transferred Shares of Restricted Stock subject to all the terms and conditions of the Agreement. Except for the limited transferability provided by the foregoing, outstanding Shares of Restricted Stock under the Plan shall not be assignable or transferable to the extent then subject to Forfeiture Restrictions.

None of the Company, its employees or directors makes any representations or guarantees concerning the tax consequences associated with the inclusion of this provision in the Agreement or your transfer of the Shares of Restricted Stock.  It is your sole responsibility to seek advice from your own tax advisors concerning those tax consequences.  You are entitled to rely upon only the tax advice of your own tax advisors.

4.                                      SALE OF SECURITIES.  Shares awarded hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  You also agree that (a) the Company may refuse to cause the transfer of the Shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

5.                                      CAPITAL ADJUSTMENTS AND REORGANIZATIONS.  The existence of the Shares of Restricted Stock shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.                                      RIGHTS REGARDING DISTRIBUTIONS MADE BY THE COMPANY DURING THE RESTRICTED PERIOD.  During the Restricted Period, (a) any securities of the Company distributed by the Company in respect of the Shares of Restricted Stock will be evidenced by entries in the appropriate securities register of the Company reflecting that such securities of the Company, if any, have been issued in your name (the “Retained Company Securities”) and (b) any securities of any company other than the Company or any other property (other than regular cash dividends) distributed by the Company in respect of the Shares of Restricted Stock will be evidenced in your name by such certificates or in such other manner as the Company determines (the “Retained Other Securities and Property”) and may bear a restrictive legend to the effect that ownership of such Retained Other Securities and Property and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Retained Company Securities and the Retained Other Securities and Property (collectively, the “Retained Distributions”)

shall be subject to the same restrictions, terms and conditions as are applicable to the Shares of Restricted Stock.

7.                                      RIGHTS WITH RESPECT TO SHARES OF RESTRICTED STOCK AND RETAINED DISTRIBUTIONS DURING RESTRICTED PERIOD.  You shall have the right to vote the Shares of Restricted Stock awarded to you and to receive and retain all regular cash dividends (which will be paid currently and in no case later than the end of the calendar year in which the dividends are paid to the holders of the Stock or, if later, the 15th day of the third month following the date the dividends are paid to the holders of the Stock), and to exercise all other rights, powers and privileges of a holder of the Stock, with respect to such Shares of Restricted Stock, with the exception that (a) you shall not be entitled to have custody of such Shares of Restricted Stock until the Forfeiture Restrictions applicable thereto shall have lapsed, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Shares of Restricted Stock until such time, if ever, as the Forfeiture Restrictions applicable to the Shares of Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have lapsed, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) you may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Shares of Restricted Stock or any Retained Distributions during the Restricted Period.  During the Restricted Period, the Company may, in its sole discretion, issue certificates for some or all of the Shares of Restricted Stock, in which case all such certificates shall be delivered to the Corporate Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Shares of Restricted Stock occurs or the Forfeiture Restrictions lapse.  When requested by the Company, you shall execute such stock powers or other instruments of assignment as the Company requests relating to transfer to the Company of all or any portion of such Shares of Restricted Stock and any Retained Distributions that are forfeited in accordance with the Plan and this Agreement.

8.                                      SECURITIES ACT LEGEND.  If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

9.                                      REGISTRATION.  The Shares that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.

10.                               LIMIT OF LIABILITY.  Under no circumstances will the Company or any Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

11.                               MISCELLANEOUS.  This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any.  In the event of a conflict between this Agreement and the Plan provisions, the Plan provisions will control.  The term “you” and “your” refer to the Grantee named in this Agreement.  Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan.

In accepting the award of Shares of Restricted Stock set forth in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan and this Agreement.

SUPERMEDIA INC.

By:
Name:
Title: